EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:
Nancy Ellefson
VP of Finance
Pizza Inn, Inc.
469-384-5000

PIZZA INN, INC. ANNOUNCES RESULTS FOR
THIRD QUARTER FISCAL YEAR 2011

Strong same store sales and new store growth fuel 22% earnings increase

The Colony, Texas – May 10, 2011 -- PIZZA INN, INC. (NASDAQ:PZZI)

Third Quarter Highlights:

•	Net income increased 22% to $442,000 compared to $362,000 in 2010
•	Earnings per share of $0.06 in 2011 compared to $0.05 in 2010
•	Revenue increased 5.3%
•	Domestic same store sales increased 1.8% driven by a 2.3% increase in same store sales for domestic buffet-style restaurants
•	Sales for Company owned restaurants increased 49% driven by new restaurants added in the previous two fiscal quarters

Pizza Inn, Inc. (NASDAQ: PZZI) today announced results for the third fiscal quarter ended March 27, 2011.  Net income increased 22% year over year to $442,000, or $0.06 per share, compared to net income of $362,000, or $0.05 per share, for the same quarter of the prior fiscal year.  Revenues increased 5.3% to $10.7 million compared to $10.2 million for the same quarter of the prior fiscal year.  Domestic same store sales increased 1.8% for the third fiscal quarter compared to the prior fiscal year driven by a 2.3% increase in same store sales for the buffet-style concept.

For the nine months ended March 27, 2011, Company revenues were $31.7 million compared to $30.6 million for the same period in the prior fiscal year.  Net income for the nine months ended March 27, 2011 was $1.0 million, or $0.12 per share, compared to $1.1 million, or $0.14 per share, for the same period in the prior fiscal year. The decline in net income was primarily attributable to $0.3 million of depreciation expense associated with the closure of a Company store opened prior to the rollout of the new buffet prototype.

"We are very pleased with our third quarter results,” commented Charlie Morrison, President and CEO.  “We have returned our chain to positive same stores sales growth led by the efforts of a strong and resilient group of franchise partners who can weather any storm.  Our franchisees have been aggressively investing in remodeling their restaurants and are working harder than ever to fight price competition with the best product quality and service in the industry.  In addition, we expect to open more than 20 new restaurants worldwide in fiscal 2011, providing even more opportunities for pizza lovers to enjoy our fresh-made, crackery thin crust pizzas.”

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions.  Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond Pizza Inn’s control.  Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate.  In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that Pizza Inn’s objectives and plans will be achieved.

Pizza Inn, Inc. is an owner, franchisor and supplier of a system of restaurants operating domestically and internationally under the trademark “Pizza Inn.”  The Company and its distribution division, Norco Restaurant Services Company, are headquartered in The Colony, Texas.  The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “PZZI.”

PIZZA INN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 27,	March 28,	March 27,	March 28,
REVENUES:	2011	2010	2011	2010

Food and supply sales	$8,650	$8,378	$25,841	$25,389
Franchise revenue	937	1,041	2,879	3,107
Restaurant sales	1,134	760	2,988	2,094

	10,721	10,179	31,708	30,590

COSTS AND EXPENSES:
Cost of sales	8,679	8,163	25,856	24,740
Franchise expenses	518	524	1,422	1,421
General and administrative expenses	777	865	2,448	2,474
Costs associated with store closure	-	-	319	-
Bad debt	15	15	70	55
Interest expense	21	26	49	52
	10,010	9,593	30,164	28,742

INCOME FROM CONTINUING OPERATIONS BEFORE TAXES	711	586	1,544	1,848
Income taxes	246	186	523	615
INCOME FROM CONTINUING OPERATIONS	465	400	1,021	1,233

Loss from discontinued operations, net of taxes	(23)	(38)	(71)	(118)
NET INCOME	$442	$362	$950	$1,115

EARNINGS PER SHARE OF COMMON STOCK - BASIC:
Income from continuing operations	$0.06	$0.05	$0.13	$0.15
Loss from discontinued operations	-	-	(0.01)	(0.01)
Net income	$0.06	$0.05	$0.12	$0.14

EARNINGS PER SHARE OF COMMON STOCK - DILUTED:

Income from continuing operations	$0.06	$0.05	$0.13	$0.15
Loss from discontinued operations	-	-	(0.01)	(0.01)
Net income	$0.06	$0.05	$0.12	$0.14

Weighted average common shares outstanding - basic	8,011	8,011	8,011	8,011

Weighted average common and
potential dilutive common shares outstanding	8,016	8,011	8,013	8,011

PIZZA INN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	March 27,	June 27,
ASSETS	2011 (unaudited)	2010

CURRENT ASSETS
Cash and cash equivalents	$704	$761
Accounts receivable, less allowance for bad debts
of $247 and $178, respectively	3,041	2,678
Income tax receivable	321	184
Inventories	1,707	1,489
Deferred income tax assets	704	723
Prepaid expenses and other	291	276
Total current assets	6,768	6,111

LONG-TERM ASSETS
Property, plant and equipment, net	3,009	2,167
Long-term notes receivable	67	-
Deferred income tax assets	-	48
Deposits and other	233	132
	$10,077	$8,458
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$1,671	$1,783
Deferred revenues	276	236
Accrued expenses	1,411	1,360
Bank debt	333	110
Total current liabilities	3,691	3,489

LONG-TERM LIABILITIES
Deferred gain on sale of property	115	134
Deferred tax liability	122	-
Deferred revenues	176	207
Bank debt	566	220
Other long-term liabilities	3	27
Total liabilities	4,673	4,077

COMMITMENTS AND CONTINGENCIES (See Note 3)

SHAREHOLDERS' EQUITY
Common stock, $.01 par value; authorized 26,000,000
shares; issued 15,130,319 and 15,130,319 shares, respectively;
outstanding 8,010,919 and 8,010,919 shares, respectively	151	151
Additional paid-in capital	8,979	8,906
Retained earnings	20,910	19,960
Treasury stock at cost
Shares in treasury: 7,119,400 and 7,119,400, respectively	(24,636)	(24,636)
Total shareholders' equity	5,404	4,381
	$10,077	$8,458

PIZZA INN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	March 27,	March 28,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$950	$1,115
Adjustments to reconcile net income to
cash provided by operating activities:
Depreciation and amortization	689	258
Stock compensation expense	73	122
Deferred tax	189	-
Provision for bad debts	70	55
Net income adjusted for non-cash items	1,971	1,550
Changes in operating assets and liabilities:
Notes and accounts receivable	(634)	(652)
Inventories	(218)	(192)
Accounts payable - trade	(112)	(100)
Accrued expenses	7	712
Deferred revenue	10	160
Prepaid expenses and other	(130)	(232)
Net changes in operating assets and liabilities	(1,077)	(304)
Cash provided by operating activities	894	1,246

CASH FLOWS FROM INVESTING ACTIVITIES:

Capital expenditures	(1,520)	(650)
Cash used by investing activities	(1,520)	(650)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in line of credit, net	569	(291)
Cash provided (used) by financing activities	569	(291)

Net increase (decrease) in cash and cash equivalents	(57)	305
Cash and cash equivalents, beginning of period	761	274
Cash and cash equivalents, end of period	$704	$579